UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2019

AZURRX BIOPHARMA, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	001-37853	46-4993860
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

760 Parkside Avenue Downstate Biotechnology Incubator, Suite 304 Brooklyn, New York	11226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 699-7855
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

NOT APPLICABLE
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 14, 2019, AzurRx BioPharma, Inc. (the “Company”) entered into a Note Purchase Agreement (the “NPA”), a copy of which is attached hereto as Exhibit 10.1, with ADEC Private Equity Investments, LLC (“ADEC”), pursuant to which the Company issued to ADEC two Senior Convertible Notes (each a “Note,” and together, the “Notes”), in the principal amount of $1.0 million per Note, copies of which are attached hereto as Exhibit 10.2 (“Note A”) and Exhibit 10.3 (“Note B”), resulting in gross proceeds to the Company of $2.0 million.

The Notes accrue interest at a rate of 10% per annum (the “Interest Rate”); provided, however, that in the event the Company elects to repay the full balance due under the terms of both Notes prior to December 31, 2019, then the interest rate will be reduced to 6% per annum. The Notes shall mature on the earlier to occur of (i) the tenth business day following the receipt by the Company or AzurRx BioPharma SAS, a wholly owned subsidiary of the Company (“ABS”), of certain tax credits that the Company is expected to receive prior to July 2019 in the case of Note A (the “2019 Tax Credit”) and July 2020 in the case of Note B (the “2020 Tax Credit”), or (ii) December 31, 2019 in the case of Note A and December 31, 2020 in the Case of Note B (the “Maturity Dates”). As a condition to entering into the NPA, ABS and ADEC also entered into a Pledge Agreement, in substantially the form attached hereto as Exhibit 10.4, pursuant to which ABS agreed to pledge an interest in the 2019 and 2020 Tax Credits to ADEC in order to guarantee payment of all amounts due under the terms of the Notes.

Prior to their respective Maturity Dates, each of the Notes is convertible, at ADEC’s option, into shares of the Company’s common stock, $0.0001 par value (“Common Stock”), at a conversion price equal to the principal and accrued interest due under the terms of the Notes divided by $2.50 (“Conversion Shares”); provided, however, that pursuant to the term of the Notes, ADEC may not convert all or a portion of the Notes if such conversion would result in ADEC and/or entities or persons affiliated with ADEC beneficially owning in excess of 19.99% of the Company’s shares of Common Stock issued and outstanding immediately after giving effect to the issuance of the Conversion Shares.

As additional consideration for entering into the NPA, pursuant to a Warrant Amendment Agreement, a copy of which is attached hereto as Exhibit 10.5, the Company agreed to reduce the exercise price of certain warrants previously issued by the Company to ADEC and its affiliates, totaling warrants to purchase 1,009,565 shares (the “Warrants”), to $1.50 per share. The Warrant Amendment Agreement does not alter any other terms of the Warrants.

In connection with the above transaction, the Company also entered into a registration rights agreement with ADEC (the “Registration Rights Agreement”), a copy of which is attached hereto as Exhibit 10.6, pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission no later than 45 days after the closing date in order to register, on behalf of ADEC, the Conversion Shares.

The issuance of the Notes was exempt from the registration requirements of the Securities Act of 1933, as amended, in accordance with Section 4(a)(2) and/or Regulation 506 promulgated thereunder, as a transaction by an issuer not involving a public offering.

The foregoing description of the NPA, Note A, Note B, form of Pledge Agreement, Warrant Amendment Agreement and Registration Rights Agreement do not purport to be complete, and are qualified in their entirety by reference to the same, attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, each of which are incorporated by reference herein.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01.

Item 3.02  Unregistered Sales of Equity Securities.

See Item 1.01.

Item 3.03 Material Modifications to Rights of Security Holders

See Item 1.01.

Item 8.01 Other Events

On February 20, 2019, the Company announced that it has dosed the first patients in the Company’s Phase II OPTION study to investigate MS1819-SD in cystic fibrosis patients with exocrine pancreatic insufficiency. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AzurRx BioPharma, Inc.

Date: February 20, 2019	By:	/s/ Johan M. Spoor
Name: Johan M. Spoor
Title: Chief Executive Officer

Exhibit Index

Exhibit Number	Description

10.1	Note Purchase Agreement, dated February 14, 2019
10.2	Senior Convertible Note A, dated February 14, 2019
10.3	Senior Convertible Note B, dated February 14, 2019
10.4	Form of Pledge Agreement, dated February 14, 2019
10.5	Warrant Amendment Agreement, dated February 14, 2019
10.6	Registration Rights Agreement, dated February 14, 2019
99.1	Press Release, dated February 20, 2019

4